Case 3:00-cv-03785-VRW     Document 612     Filed 04/17/2009     Page 1 of 26
United States District Court
For the Northern District of California

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IN THE UNITED STATES DISTRICT COURT
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FOR THE NORTHERN DISTRICT OF CALIFORNIA
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	MHC FINANCING, LTD, et al,	No	C 00-3785 VRW
13
	Plaintiffs,		ORDER FOR ENTRY OF
14			JUDGMENT
v
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CITY OF SAN RAFAEL,
16
Defendant,
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CONTEMPO MARIN HOMEOWNERS
18	ASSOCIATION,

19	Defendant-Intervenor.
/
20

21	In the eight or so years this litigation has been

22	pending, the takings jurisprudence of the United States Supreme

23	Court and the Ninth Circuit has transformed. The market for

24	housing now differs dramatically from that at the inception of this

25	litigation. Before these changes, the extremely able lawyers at

26	bar and the involvement of a renowned mediator were unable to find

27	a resolution. Emotional and political obstacles to a resolution on

28	one side and weighty constitutional issues on the other then worked

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1	against a resolution. Current conditions may afford a new

2	opportunity for the parties to achieve a fair and practical outcome

3	consistent with constitutional standards. This order seeks to

4	encourage those efforts.

5	More than a year ago, on January 29, 2008, the court

6	issued its findings of fact and conclusions of law on claims by MHC

7	Financing (“MHC”) that the City of San Rafael’s mobilehome rent and

8	vacancy control ordinance (“Ordinance”) effected an

9	unconstitutional taking. Doc #554 (“Findings”). MHC owns the

10	Contempo Marin Mobilehome Park (“Contempo Marin”) in San Rafael,

11	California. The Contempo Marin Homeowners Association (“Homeowners

12	Association”) defended the Ordinance along with the City of San

13	Rafael (“City”). The court found that the Ordinance effected a

14	regulatory taking and a private taking. Findings at 34, 51. The

15	Homeowners Association and the City now bring separate motions to

16	stay enforcement pending appeal of any judgment (so far none has

17	been entered) based on the court’s findings and legal conclusions.

18	Doc ##561, 576.

19	Although the case presents unsettled issues of takings

20	law, the violation of MHC’s constitutional rights seems no less

21	plain to the court now than when it entered its findings and

22	conclusions of law. A stay of relief pending appeal would,

23	therefore, continue in effect a constitutionally infirm ordinance.

24	But invalidating the ordinance as to all affected residents of

25	Contempo Marin may impose a hardship for which they are not

26	directly responsible. It is, after all, the City, not the Contempo

27	Marin residents, that enacted the Ordinance. Rather than enter a

28	judgment that immediately invalidates the Ordinance and then stay

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1	enforcement pending appeal to avoid an immediate hardship to

2	Contempo Marin residents, the court will deny a stay but frame the

3	injunctive relief in a manner that provides for an orderly remedy

4	for the constitutional violation found here. Under terms of the

5	judgment the court frames, the constitutional infirmity of the

6	Ordinance will dissolve gradually, minimizing possible hardships to

7	Contempo Marin residents while still vindicating the constitutional

8	interests at stake.

9	The judgment to be entered here will gradually phase out

10	the pad rent regulation scheme that the court has found

11	unconstitutional. Existing residents of Contempo Marin will be

12	able to continue to pay pad rentals as if the Ordinance were to

13	remain in effect for a period of ten years. Enforcement of the

14	Ordinance will be immediately enjoined with respect to new

15	residents of Contempo Marin and expire entirely ten years from the

16	date of judgment. During this ten year period, the only “hardship”

17	current residents of Contempo Marin will suffer is the inability to

18	capture the artificial premium in the resale price of their

19	mobilehomes that the Ordinance creates. As this premium represents

20	the unconstitutional taking of MHC’s property interest, its denial

21	to Contempo Marin residents deserves little weight in the balance

22	of equities employed to frame the injunctive relief afforded here.

23	The court’s reasoning for this result follows.

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25	I

26	At Contempo Marin, MHC leases plots of land, called

27	“pads” for the purpose of installing a mobilehome on each plot.

28	MHC furnishes and maintains private roads and other community

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1	facilities within the park. Findings at 4-5 ¶7. MHC holds legal

2	title to the pads, and pad lessees pay monthly rent to MHC for use

3	of their respective pads and the facilities and services that MHC

4	provides. Id at 5 ¶9. Pad lessees at Contempo Marin who wish to

5	relocate usually sell their mobilehomes in place to the new

6	resident, and the purchaser — in addition to acquiring the

7	mobilehome — takes over the pad leasehold. Id at 5 ¶8, 8-9 ¶18.

8	The mobilehomes at Contempo Marin are not, in fact, very mobile.

9	In 1989, the City enacted the Mobilehome Rent

10	Stabilization Ordinance. The 1989 Ordinance imposed rent control

11	for the pad rents and provided that rents could increase only

12	according to a sliding scale tied to an inflation index prescribed

13	in the Ordinance. The mobilehome resale prices were left

14	unregulated. If the change in inflation was five percent or less,

15	the park owner was entitled to increase pad rents by a percentage

16	equal to the change in inflation. But if the change in inflation

17	was greater than five or ten percent, rents could increase only at

18	75 or 66 percent, respectively, of the change in inflation. Id at

19	9-10 ¶20. In no year from 1993 to 1999 did the inflation index

20	rise at an annual rate greater than 5 percent. Accordingly, rent

21	increases could essentially keep pace with the inflation benchmark

22	used in the Ordinance. Id at 14 ¶38.

23	In 1993, the City amended the Ordinance to add “vacancy

24	control.” Under vacancy control, any new resident taking over a

25	mobilehome pad lease in Contempo Marin had the right to rent the

26	pad at the same rate as the previous tenant. Thus, after the

27	vacancy control amendment, the park owner could no longer raise the

28	pad rent charged to a new pad lessee who took over the prior lease.

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1	Findings at 10 ¶22.

2	After the City imposed vacancy control, the then-owner of

3	Contempo Marin sued in state court, alleging that the combination

4	of pad rent control and vacancy control in the amended Ordinance

5	was an unconstitutional taking. The superior court upheld the

6	Ordinance. While on appeal, MHC purchased Contempo Marin. The

7	court of appeal later reversed the superior court judgment on other

8	grounds. Id at 12-13 ¶¶26-33.

9	In 1999, the City amended the Ordinance yet again. The

10	City replaced the sliding scale formula that provided for graduated

11	pad rent increases depending on the magnitude of inflation with a

12	single formula that limited increases to 75 percent of any change

13	in the inflation index. For that reason, the 1999 amendments

14	imposed an ever-growing gap between the fair market rental value of

15	a mobilehome pad lease and the rent MHC could charge. Id at 14-15

16	¶39. The 1999 amendments alone reduced MHC’s revenue streams from

17	Contempo Marin and the value of its property by a present value at

18	the time of trial of $10,609,136. Id at 16 ¶42. Prior to the 1999

19	amendments, it was at least theoretically possible for pad rents to

20	keep up with inflation. The 1999 amendments eliminated that

21	possibility.

22	The market did not ignore the significant change that the

23	1999 amendments wrought. Future pad rents at Contempo Marin were

24	depressed because pad rents could not under any circumstance keep

25	up with the general level of inflation as represented by the index

26	used in the Ordinance. Accordingly, in order to obtain the benefit

27	of lower future rent payments, prospective buyers were able to —

28	and did — pay a higher price to purchase the mobilehome itself

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1	from the existing tenant than the value of the mobilehome divorced

2	from the below-market-value pad rental. In this manner, the

3	reduction in rents was “capitalized” into the value of the

4	mobilehome. Thus, the 1999 amendments created an inevitable

5	premium in the resale prices of mobilehomes in Contempo Marin.

6	Findings at 15-16 ¶41.

7	The only beneficiaries of that premium were the residents

8	of Contempo Marin at the time the 1999 amendments went into effect.

9	Id at 19 ¶52. These residents benefitted from the Ordinance if

10	they continued to reside in Contempo Marin or if they sold their

11	mobilehome plus pad leasehold to a new resident. Because the 1999

12	amendments did not change the total amount that future tenants

13	would pay to live at Contempo Marin (mobilehome price plus pad

14	rent), the 1999 amendments themselves did not contribute to the

15	availability of low-cost housing in the City, which was a stated

16	objective of the Ordinance. Id at 19 ¶51. Meanwhile, the whole

17	Ordinance reduced MHC’s net operating income by 75 percent and

18	reduced the value of the park from $120 million to $23 million. Id

19	at 24-26 ¶¶69-73.

20	Based on the foregoing findings of fact, the court

21	concluded that the Ordinance as amended in 1999 effected a

22	regulatory taking under the Penn Central test (id at 21-34) as well

23	as a private taking under the Public Use Clause of the Fifth

24	Amendment (id at 34-51). The court concluded as a matter of law

25	that the 1999 amendments were not severable from the previous

26	version of the Ordinance. Id at 74-79. Accordingly, the court

27	held that the Ordinance was invalid in its entirety.

28	//

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1	After the court issued its order, MHC submitted a

2	proposed form of judgment requesting that the court enjoin the

3	Ordinance effective immediately. The City and the Homeowners

4	Association filed objections (Doc ##555, 556), and the court took

5	the matter under submission. On February 12, 2008, the court

6	requested further briefing by March 14 on the question whether to

7	stay its judgment pending appeal. Doc #558.

8	On February 20, 2008, before the court entered judgment

9	or issued an injunction, MHC sent the Contempo Marin residents a

10	letter regarding their leases. Doc #564, Exh A. The letter stated

11	that monthly rents would increase to $1,925.00 beginning in March

12	2008. Id. The letter stated that “Chief Judge Walker’s January

13	29, 2008 Order” is a “binding federal court Order” and thus “the

14	City has no legal authority to enforce the Ordinance.” Id.

15	At the City’s request, the court held a telephone

16	conference on February 22, 2008, to discuss MHC’s letter. The

17	court clarified that its order did not invalidate the Ordinance

18	immediately. MHC agreed to refrain from raising its rents until

19	the court ruled on the motion for a stay. The Homeowners

20	Association contends that even after that conference call, MHC

21	persisted in charging its residents $1,925.00 in rent but only

22	demanded payment of current rent amounts, with rent invoices

23	categorizing the difference between the two as “amount in dispute.”

24	Doc #569, Exh B. MHC has thus appeared to communicate to Contempo

25	Marin residents that they are racking up debt by remaining at the

26	park and will be liable for the “amounts in dispute” if MHC wins a

27	final judgment. Id. Pad lessees have reacted predictably.

28	//

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1	After the conference call, the parties submitted their

2	memoranda addressing whether enforcement of the court’s order

3	should be stayed. Doc ##561, 577, 581. In those memoranda, the

4	City and the Homeowners Association (in the following discussion,

5	the court refers the City and the Homeowners Association

6	individually when appropriate or together as “defendants”)

7	challenge the court’s findings of fact and conclusions of law. Doc

8	##561, 577. Defendants claim that because most Contempo Marin

9	residents live on low or fixed incomes, the proposed rent is so

10	high that most residents “will be forced to relocate or be evicted

11	nearly immediately * * * .” Doc ##561 at 3, 577 at 25-27. MHC, on

12	the other hand, is anxious to get out from under an ordinance found

13	to be unconstitutional.

14

15	II

16	The Ninth Circuit reaffirmed recently the standard for

17	granting a stay pending appeal. See Golden Gate Restaurant Ass’n v

18	City and County of San Francisco, 512 F3d 1112, 1115-16 (9th Cir

19	2008). The party requesting a stay must show either (1) “a

20	probability of success on the merits and the possibility of

21	irreparable injury” or (2) that “serious legal questions are raised

22	and that the balance of hardships tips sharply in its favor.”

23	Lopez v Heckler, 713 F2d 1432, 1435 (9th Cir 1983). These are “two

24	interrelated legal tests” that “represent the outer reaches of a

25	single continuum.” Lopez, 713 F2d at 1435. “[T]he required degree

26	of irreparable harm increases as the probability of success

27	decreases.” NRDC v Winter, 502 F3d 859, 862 (9th Cir 2007).

28	Lastly, the court should “consider where the public interest lies”

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1	as a factor independent of the parties’ interests. Golden Gate

2	Restaurant Ass’n, 512 F3d at 1116. “The relative hardship to the

3	parties is the critical element in deciding at which point along

4	the continuum a stay is justified.” Lopez, 713 F2d at 1435.

5	Defendants’ better argument for a stay is not that they

6	have a strong likelihood of success on appeal, but that the

7	relative hardships tip in their favor. Defendants argue that

8	Contempo Marin residents may suffer irreparable injuries if the

9	court does not grant a stay because an injunction against

10	enforcement of the Ordinance will cause MHC to increase pad rents,

11	forcing some Contempo Marin residents to move. Doc ##561 at 12-12,

12	577 at 25-27. The court will, therefore, analyze defendants’

13	motions under the “serious legal questions” test.

14	As the following demonstrates, there are serious

15	hardships on both sides. While Contempo Marin residents face the

16	prospect of a sudden increase in their pad rents, MHC has long been

17	deprived of its significant property interests, and a stay will

18	prolong the taking MHC has suffered. The appropriateness of a stay

19	turns on the weight of these hardships. Central to consideration

20	of the balance of hardships here is that the party primarily

21	responsible for creating MHC’s hardship — namely, the City — will

22	not immediately suffer any hardship.

23	The party seeking a stay “must demonstrate that serious

24	legal questions are raised and that the balance of hardships tips

25	sharply in its favor.” Lopez, 713 F2d at 1435. Defendants can

26	demonstrate a “serious legal question” by showing that they have a

27	“fair chance of success” on appeal. National Wildlife Federation v

28	Coston, 773 F2d 1513, 1517 (9th Cir 1985). Serious questions are

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1	“substantial, difficult and doubtful, as to make them a fair ground

2	for litigation and thus for more deliberative investigation.”

3	Republic of Philippines v Marcos, 862 F2d 1355, 1362 (9th Cir

4	1988). “For purposes of injunctive relief, ‘serious questions’

5	refers to questions which cannot be resolved one way or the other

6	at the hearing on the injunction and as to which the court

7	perceives a need to preserve the status quo lest one side prevent

8	resolution of the questions or execution of any judgment by

9	altering the status quo.” Gilder v PGA Tour, Inc, 936 F2d 417, 422

10	(9th Cir 1991) (quotation marks omitted).

11

12	A

13	Defendants challenge the court’s finding of a private

14	taking. Doc ##561 at 10-11, 577 at 22-23. In its findings of fact

15	and conclusions of law, the court determined that the “public

16	purposes” the City asserted for the Ordinance — protecting

17	homeowner equity, creating affordable housing and protecting fixed-

18	income residents — were “palpably without reasonable foundation”

19	and were mere “pretext[s]” that masked a private taking intended to

20	enrich the Contempo Marin residents. Findings at 49-51 ¶¶152-57;

21	see Kelo v City of New London, 545 US 469, 478 (2005).

22	In their motions for a stay, defendants argue the court’s

23	finding of a private taking is in tension with its conclusion that

24	the Ordinance survives rationality review under the Due Process

25	Clause. Doc ##561 at 11, 577 at 22-23. Although the court found

26	the Ordinance operated so far afield from its stated purposes as to

27	be pretextual, the court also found that the Ordinance was

28	rationally related to its stated purposes. The court held that the

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1	Ordinance was permissible under the Due Process Clause because “a

2	rational legislator could have believed that the rent control

3	ordinance would further the stated goals, at least insofar as the

4	purpose is to protect existing tenants.” Findings at 54 ¶169, 56

5	¶171, quoting Levald, Inc v City of Palm Desert, 998 F2d 680, 690

6	(9th Cir 1993). Defendants argue that if the Ordinance is

7	rationally related to its stated public welfare goals as required

8	by due process, then those same public welfare goals cannot be

9	pretextual. Doc ##561 at 10-11, 577 at 22-23; see also Kelo, 545

10	US at 490-92 (Kennedy, J, concurring), citing Cleburne v Cleburne

11	Living Center, Inc, 473 US 432, 446-47, 450 (1985). Defendants

12	misapprehend the court’s findings and the governing test for a

13	stay.

14	In the context of a private taking claim, neither the

15	Supreme Court nor the Ninth Circuit has addressed a rent control

16	ordinance that purports to reduce rents but creates instead an

17	unavoidable one-time premium. Other cases raising taking and due

18	process claims are distinguishable. Mobilehomes at parks like

19	Contempo Marin are highly unusual because new buyers obtain a

20	unitary ownership interest in a divided asset. Buyers obtain

21	ownership of the mobilehome unit and a pad leasehold interest, but

22	negotiate one price with the mobilehome owner and pad lessee.

23	Buyers do not negotiate with or arrive at a pad rental price with

24	MHC, the pad lessor. The price paid to the mobilehome owner

25	incorporates the market value of the mobilehome unit and the value

26	of any premium inherent in the depressed pad rents resulting from

27	the Ordinance. Even though MHC is not a party to these

28	negotiations, its interests are nonetheless affected. Price

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1	regulation in this context is rare and, although there have been a

2	number of cases involving mobilehome pad rent regulation or

3	somewhat analogous regulation, no definitive guidance has emerged.

4	Previous judicial attempts to address the problem have

5	failed, leaving the question unsettled. The Supreme Court

6	encountered the “premium” issue in Yee v City of Escondido, 503 US

7	519 (1992), but that ruling is not helpful here because plaintiffs

8	in that case had raised a physical taking claim. Yee stated

9	specifically that the case might have turned out differently had

10	the court granted certiorari on the regulatory taking claim. 503

11	US at 530, 533.

12	In Richardson v City and County of Honolulu, 124 F3d 1150

13	(9th Cir 1997), the Ninth Circuit picked up where Yee left off.

14	The court found that a rent control ordinance that created a

15	premium caused an unconstitutional regulatory taking. Richardson,

16	124 F3d at 1165-66. That ruling does not apply here because the

17	court relied on the now-defunct “substantially advances” test,

18	which the Supreme Court spurned in Lingle v Chevron USA, Inc, 544

19	US 528 (2005).

20	Lingle addressed yet another rent control ordinance that

21	did not reduce rents but instead created a premium. 544 US at 534-

22	36. The plaintiff in Lingle — like the plaintiff in Richardson —

23	claimed that the ordinance did not “substantially advance” a

24	legitimate public interest and therefore effected a regulatory

25	taking. The Court held that the “substantially advances” test

26	could not apply to a regulatory taking claim, and the Court

27	reversed the district court’s judgment that the ordinance was

28	unconstitutional. 544 US at 548. Instead, the Court held that the

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1	“substantially advances” theory is “an inquiry in the nature of a

2	due process” test. 544 US at 540, 542. Justice Kennedy’s

3	concurrence emphasized that even though plaintiff had not made out

4	a regulatory taking claim, the ordinance might “be so arbitrary or

5	irrational as to violate due process” if it “fail[s] * * * to

6	accomplish a stated or obvious objective * * *.” 544 US at 548-49

7	(Kennedy concurring). See also Kelo, 545 US at 490-92 (Kennedy

8	concurring) (arguing the same point in the context of public use).

9	Each of these cases tried to address the type of

10	ordinance encountered here. But each court never made it past the

11	preliminary step of clarifying the applicable legal test. None of

12	the cases determined whether a rent control ordinance like the one

13	at bar effects a private taking. The Ordinance creates an

14	inevitable premium attributable to one property interest and

15	transfers that premium to someone else. In doing so, the Ordinance

16	shuts out from participation in the transaction the owner who loses

17	the premium — in this case, MHC. The validity of such an

18	Ordinance remains unsettled and presents a serious legal question

19	on appeal. The fact that a city council may rationally have

20	thought the Ordinance advanced its stated objectives should not

21	rescue an enactment that does no such thing. The rational basis

22	test does not insulate unsound public policy from attack. The

23	rational basis test is, instead, a principle of judicial restraint

24	— courts’ authority cannot and should not be invoked every time

25	elected officials enact or enforce some unwise or perverse statute,

26	ordinance or regulation. Williamson v Lee Optical of Oklahoma,

27	Inc, 348 US 483, 488 (“The day is gone when this Court uses the Due

28	Process Clause * * * to strike down state laws * * * because they

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1	may be unwise, improvident, or out of harmony with a particular

2	school of thought.”). But the judicial restraint embodied in the

3	rational basis test does not warrant judicial indifference to the

4	violation of important constitutional limitations.

5

6	B

7	Defendants also challenge the court’s finding of a Penn

8	Central regulatory taking. Doc ##561 at 7, 577 at 23. After

9	Lingle, the Homeowners Association contends, a court reviewing a

10	regulatory taking claim may not substitute its own findings about

11	the reasonableness of an ordinance for the findings of a

12	legislative body. Doc #589 at 6. Rather than consider the

13	Ordinance’s reasonableness, according to the Homeowners

14	Association, a regulatory taking claim focuses on “the magnitude or

15	character of the burden a particular regulation imposes upon

16	private property rights.” 544 US at 542 (emphasis in original).

17	Accordingly, so this argument goes, the dearth of authority on

18	“premium” rent control ordinances does not affect the court’s

19	regulatory taking analysis because the crucial inquiry — the

20	magnitude of MHC’s harm — is more economic and algebraic than

21	legal. Only the amount of damage is important. All the

22	considerations undergirding the private taking analysis — the

23	effectiveness of the Ordinance, the motivations of the City

24	Council, the peculiar unitary market for housing at Contempo Marin

25	— are irrelevant under this view.

26	The court’s finding that the Ordinance effects a Penn

27	Central regulatory taking included findings of fact as well as

28	conclusions of law. The court found that the 1999 amendments alone

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1	reduced MHC’s revenue streams from Contempo Marin and the value of

2	its property by $10,609,136. Findings at 16 ¶42. The Ordinance as

3	a whole reduced the value of MHC’s land from approximately $120

4	million to $23 million. Id at 25-26 ¶¶72-73. Based on those

5	factual findings, the court concluded that the Ordinance was

6	functionally equivalent to a physical taking of all or an

7	overwhelming percentage of the value of MHC’s land. Id at 27 ¶80.

8	“Findings of fact, whether based on oral or documentary

9	evidence, shall not be set aside unless clearly erroneous.” FRCP

10	52(a). The court of appeals should “accept [this] court’s findings

11	of fact unless upon review [it is] left with the definite and firm

12	conviction that a mistake has been committed.” United States v

13	Doe, 155 F3d 1070, 1074 (9th Cir 1998). Under clearly erroneous

14	review, this court’s findings of fact will likely be upheld.

15	This court’s conclusion that the above facts constitute

16	a regulatory taking is a mixed finding of law and fact because it

17	involves a determination whether the reduction in value of MHC’s

18	land satisfies an undisputed rule of law. Mixed questions of law

19	and fact are generally reviewed de novo. Diamond v City of Taft,

20	215 F3d 1052, 1055 (9th Cir 2000). This is even more true when the

21	mixed question involves constitutional rights. United States v

22	City of Spokane, 918 F2d 84, 86 (9th Cir 1990).

23	The City argues that the court misapplied the Penn

24	Central “economic impact analysis.” Doc #577 at 23. The City

25	asserts that the court erred by considering the reduction in value

26	caused by the entire Ordinance, instead of solely the reduction

27	caused by the 1999 amendments. Only the 1999 amendments, according

28	to the City, not the Ordinance as a whole, failed to advance the

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1	City’s asserted public purposes. In essence, the City argues that

2	prior to the 1999 amendments, the Ordinance was constitutional and

3	therefore any harm to MHC’s constitutional rights did not accrue

4	until 1999. Doc #577 at 23.

5	If the court looks to the entire Ordinance in assessing

6	the reduction in value, the argument goes, MHC realizes a windfall,

7	benefitting from the invalidation of those portions of the

8	Ordinance that were well within the City’s regulatory powers and

9	well within MHC’s reasonable expectations at the time it purchased

10	the park. See Doc #561 at 9. Had the court calculated the

11	reduction in value caused by the 1999 amendments only, the City

12	contends the court would not have found a regulatory taking because

13	the reduction in value would have been approximately $10 million

14	rather than $97 million. Doc #577 at 23.

15	MHC responds that the court was correct to calculate the

16	effect of the Ordinance as a whole rather than only the effect of

17	the 1999 amendments. Doc #596 at 11. MHC asserts that calculating

18	the effect of the entire Ordinance “is especially appropriate

19	where, as here, the 1999 amendments are not severable from the rest

20	of the regulation. Under the City’s theory, governments could

21	immunize a law from a Penn Central claim by repeatedly amending the

22	law so that the incremental economic impact of any one amendment,

23	standing alone, is insufficient to give rise to a taking * * * .”

24	Id.

25	The only mentions in the Findings of any legally

26	significant distinction between the entire Ordinance and the 1999

27	amendments were in the court’s analysis of the statute of

28	limitations (Findings at 66-69) and the court’s analysis of

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1	severability (Findings at 74-79). Neither of those analyses is

2	relevant to the economic impact test the City posits.

3	The court’s statute of limitations discussion is only

4	indirectly relevant to the economic impact test, and even if it

5	were directly relevant, it would not provide a clear answer. For

6	the purposes of the statute of limitations, the court found that

7	the 1999 amendments “substantially altered” “the operation of the

8	Ordinance” by causing “a fresh injury” to MHC’s property rights.

9	Findings at 68-69. At most, the court’s conclusion would support

10	the City only to the extent that it suggests the 1999 amendments

11	caused a distinct injury which may have pushed the preexisting

12	Ordinance from constitutional into unconstitutional terrain, and

13	thus MHC’s harm equals the amount of the incremental injury only.

14	The court, however, further stated in the context of the

15	statute of limitations that MHC could still challenge the entire

16	Ordinance (not just the 1999 amendments) because “[t]he

17	constitutionality of an ordinance can only be determined by

18	evaluating the totality of its provisions and effects” and because

19	the 1999 amendments could not be “evaluated in isolation.” Id at

20	69 ¶37, citing Richards v United States, 369 US 1, 11 (1962). MHC

21	reads that statement beyond the statute of limitations context,

22	arguing that the same principle must hold true for the purposes of

23	the economic impact test. Doc #596 at 11. This reading stretches

24	the court’s statement too far. The court’s holding implies only

25	that the 1999 amendments changed “the totality” of the Ordinance

26	and that the new “totality of the amended Ordinance” fell within

27	the limitations period and did not bar MHC’s suit. Findings at 69.

28

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1	The court’s severability analysis does not settle the

2	Penn Central question. See id at 74-79. For the purposes of

3	severability, the court concluded that the 1999 amendments were not

4	severable from the rest of the Ordinance because “[e]xcision of the

5	75 percent language [introduced by the amendments] renders the

6	Ordinance as a whole essentially meaningless.” Findings at 76.

7	MHC argues that holding supports applying the economic impact test

8	to the reduction in value caused by the Ordinance as a whole. Doc

9	#596 at 21-22. The court made its severability finding months

10	after it had determined that the Ordinance effected a regulatory

11	taking. Moreover, severability might present its own serious legal

12	question.

13	But more fundamentally, California state law on

14	severability has no relation to the Penn Central analysis. First,

15	a finding that the unconstitutional 1999 amendments are not

16	severable means that the full Ordinance may not be enforced; it

17	does not imply that the Ordinance is otherwise constitutional or

18	not. Second, merely because the severability analysis and the

19	economic impact analysis both might mention carving up a statute

20	does not mean that one rule of law controls the other. The court’s

21	conclusion whether the 1999 amendments are grammatically,

22	functionally and volitionally severable from the predecessor

23	Ordinance says nothing about whether the City exceeded its

24	authority to provide for its residents’ general welfare.

25	Overall, the court’s conclusions on the statute of

26	limitations and severability do not address a quite different

27	question: how to measure whether a property regulation “goes too

28	far” under the Fifth Amendment. Pennsylvania Coal Co v Mahon, 260

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For the Northern District of California

1	US 393, 415 (1922). There would be no logical inconsistency in

2	holding that the amendments are not severable, or that the statute

3	of limitations has not run, yet the economic impact on MHC’s land

4	should be calculated in terms of the difference between the

5	unconstitutional Ordinance and the milder predecessor in force when

6	MHC purchased the park. Accordingly, the Penn Central issue here

7	— whether to apply the economic impact test to the entire

8	Ordinance or to the amendments that eliminated the sliding scale

9	adjustments tied to inflation — is difficult and unsettled, and

10	the court concedes fair grounds for disagreement. The court’s

11	regulatory taking holding presents a serious legal question, but

12	this is a consideration that can more properly be considered in

13	framing the terms of the injunction and declaratory relief awarded

14	MHC than in whether any such relief should be stayed or held in

15	abeyance pending appeal.

16

17	C

18	The City has filed a notice of the Ninth Circuit’s Nov

19	25, 2008 decision in Equity Lifestyle Property, Inc v County of San

20	Luis Obispo, et al, 548 F3d 1184 (Doc #605), upholding the district

21	court’s dismissal of a mobilehome park owner’s taking challenge to

22	a local rent control ordinance as unripe. Id at *4-7. The Ninth

23	Circuit held that California’s administrative procedure, known as a

24	Kavanau adjustment, providing for adjustment of future rents to

25	compensate parties injured by a government taking is not futile per

26	se for failure to provide adequate compensation and that the claim

27	at issue was therefore unripe under Williamson County Regional

28	Planning Commission v Hamilton Bank of Johnson City, 473 US 172

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1	(1984), because the mobilehome park owner had failed to pursue a

2	Kavanau adjustment. Equity Lifestyle Property does not affect the

3	court’s determination that MHC’s claims here do not fail for

4	unripeness. See Findings at 58-66. Here, unlike in Equity

5	Lifestyle Property, the court has determined, based on the long and

6	tortured relationship between MHC and the City, that requiring a

7	Kavanau adjustment in this case would be futile.

8

9	III

10	Given the novel questions presented in the context of

11	unsettled principles of law, the court turns to the balance of

12	hardships that immediate invalidation of the Ordinance would

13	create.

14	The City, of course, is the party whose improvident

15	decisions created this unfortunate situation. Any claim of

16	hardship to the City itself would likely not move the court. But

17	on this motion to stay enjoinment of the Ordinance and modify the

18	relief awarded, the City seeks to piggyback on the interests

19	claimed by the Contempo Marin residents, most of whom are embroiled

20	in this litigation through no fault of their own. In crafting an

21	equitable remedy, the court must consider the hardship to them.

22	Defendants contend that if the court does not stay its

23	order pending appeal, then MHC will raise rents to two or three

24	times the current amounts, the Contempo Marin residents will not be

25	able to “pay the higher rent while they await the outcome of the

26	appellate process” and “there will be a mass exodus from the park

27	and it will be impossible to restore the status quo ante in the

28	event of a reversal.” Doc #561 at 3-4. The City and the

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1	Homeowners Association have submitted 233 declarations from park

2	residents claiming that effect. Doc #562. These form declarations

3	include many handwritten comments from the declarants, including:

4	"[The proposed rent of $1,925.00] is more than my monthly income”

5	(Doc #562, Exh A (Candace Clark Decl)); “I am a 73-year-old widow

6	living on limited fixed income” (Doc #562, Exh A (Ann Plant Decl));

7	“I am on fixed income, I am unable to work” (Doc #562, Exh A (Paula

8	Paganini Decl)); and “We will not be able to pay this large amount

9	of lot rent along with our mortgage. Our home is all we have! We

10	also care for our elderly parent who also lives in Contempo” (Doc

11	#562, Exh A (Jayne & Brian Johnson Decl)). The Homeowners

12	Association emphasizes that the residents’ harm is irreversible and

13	includes many non-commensurable harms such as children changing

14	schools. Doc #592 at 5. These declarations have the earmarks of

15	an orchestrated and rather maudlin appeal to sympathy. But the

16	court does not doubt that a substantial pad rent increase could

17	work a palpable hardship on Contempo Marin residents.

18	MHC rejects the defendants’ concerns as “speculative,”

19	“hearsay” and “self-serving.” Doc #596 at 19. MHC redescribes the

20	residents’ harm as merely the “elimination” of a “subsid[y] in the

21	form of below market rents.” Doc ##596 at 17, 583 at 5. MHC,

22	understandably, also points to its own constitutional injury as

23	irreparable harm. Doc #596 at 18.

24	Although the court concludes that the regulation goes too

25	far in this case, the situation of the Contempo Marin residents

26	nonetheless calls for fashioning a phased remedy. Not all of the

27	current Contempo Marin residents have benefitted from the premium

28	that the 1999 amendments created. The premium benefitted only

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For the Northern District of California

1	those pad lessees living in Contempo Marin when the amendments

2	became effective. New lessees have in effect already paid for the

3	privilege of paying below-market rent. Because these post-1999

4	Contempo Marin buyers presumably relied on the continued validity

5	of the Ordinance, to subject them immediately to higher rents would

6	be unjust in that they would be required to pay twice the premium

7	created by the Ordinance — once at the time of buying a Contempo

8	Marin mobilehome and then again through higher monthly pad rentals.

9	It is simply impossible as a practical matter to claw back from

10	pre-1999 residents any premium that they captured through sales of

11	their mobilehomes.

12	In this case, the balance of hardships tips in favor of a

13	remedy that accommodates the interests of the mobilehome residents

14	as well as MHC. As the court adverted at the outset, present

15	conditions in the housing market may very well mean that an

16	immediate and total striking down of the Ordinance would not affect

17	Contempo Marin residents as much as they fear and as much as

18	defendants would have the court believe. But the court’s remedy is

19	designed to buffer Contempo Marin residents from the large, sudden

20	rent increases they fear.

21	As discussed above, at the time of trial, the operation

22	of the whole Ordinance reduced MHC’s net operating income by 75

23	percent and has reduced the value of the park from $120 million to

24	$23 million. Every month that the Ordinance is in effect means

25	substantial lost revenue for MHC unless the economics of the

26	situation have changed very dramatically.

27	In crafting an appropriate remedy, the court must

28	consider “where the public interest lies.” Golden Gate Restaurant

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United States District Court
For the Northern District of California

1	Ass’n, 512 F3d at 1116. It is difficult to assess the public

2	interest without assuming the soundness of the court’s Findings.

3	If the Ordinance is unconstitutional, then enforcing an

4	unconstitutional law does not serve the public interest. And if

5	the Ordinance is constitutional, then enjoining it serves no public

6	purpose. Because the public interest does not tip the scale

7	discernibly in either side’s favor, consideration of the public

8	interest does not affect the court’s analysis.

9	In this situation, there is no perfect remedy. But the

10	most equitable remedy is to fashion an injunction that allows

11	current residents to continue for a time their leases at pad rents

12	regulated by the Ordinance. These are, of course, the below-market

13	rents that the post-1999 residents paid for in the form of a

14	premium on the price of their mobilehomes if they moved in after

15	the effectiveness of the Ordinance. Allowing continued enforcement

16	of the Ordinance as to current residents will avoid the plight that

17	defendants so dramatically script. When a current Contempo Marin

18	resident transfers his leasehold to a new resident upon the sale of

19	his mobilehome or by some other means, however, the balance of

20	hardships tips sharply in favor of MHC and enjoining the Ordinance.

21	Hence, the Ordinance shall be enjoined as to the next resident and

22	any future resident, and those residents shall pay rates set by MHC

23	(in the absence of any new and constitutional regulations enacted

24	by the City).

25	The court realizes, of course, that enjoining the

26	Ordinance as to future residents will significantly reduce the

27	premium current residents will collect from new residents for the

28	ability to pay below-market pad rents. But collecting that premium

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1	was never a legal right of the current residents. Moreover, the

2	premium represents the net present value of expected future pad

3	rent discounts. Consequently, the adjustment to the premium based

4	on the remedy the court fashions here will not be the first change

5	to the premium — the premium has likely been changing during all

6	stages of this litigation. For example, when the court issued its

7	findings of fact and conclusions of law on January 29, 2008 that

8	the Ordinance was unconstitutional, the expected value of future

9	discounts likely dropped significantly because the chances that

10	Contempo Marin mobilehome owners would be able to collect that

11	premium in the future plunged. But most importantly, the purpose

12	of the relief awarded by the court is to remedy the constitutional

13	violation in a manner that does not impose undue hardships on

14	Contempo Marin residents and is not unwarrantedly disruptive of the

15	parties’ expectations. Given the unusual factual context and the

16	changed law, an invalidation of the Ordinance as to new residents

17	of Contempo Marin while maintaining a lengthy status quo for

18	current residents allows for an orderly transition.

19	One potential pitfall of a remedy that allows MHC to

20	charge one price to current Contempo Marin residents and a

21	different price to future residents is that the difference in the

22	prices could produce inefficiencies by causing the residents to

23	prolong their residency at Contempo Marin. Diminished turnover, of

24	course, would further impose on MHC the hardship inherent in the

25	Ordinance. An end date to effectiveness of the Ordinance is,

26	therefore, appropriate. To mitigate the unintended consequences of

27	price differentials between current and future residents, the court

28	will delay complete invalidation of the Ordinance to a date ten

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1	years from entry of judgment. Ten years is an appropriate period

2	for the Ordinance to sunset because Contempo Marin lots are turned

3	over, on average, every ten years. Doc ## 607, 608 (parties’

4	submissions pointing to multiple sources in the record indicating

5	that annual turnover is approximately ten percent and average

6	tenancy is approximately ten years). Because ten years from now

7	the average current resident would have sold his or her unit if

8	there were no pad rent price differential between current and

9	future residents, invalidating the Ordinance as to all residents at

10	that time reduces incentives for strategic behavior by current

11	residents.

12	An alternative might be to enjoin enforcement of the

13	Ordinance only as to Contempo Marin residents who bought their

14	mobilehomes after enactment of the 1999 amendments and who,

15	therefore, paid the premium created by those amendments. As,

16	however, those current residents who resided at Contempo Marin

17	before the 1999 amendments are, in all likelihood, among the older

18	residents of Contempo Marin, setting a definitive sunset date for

19	the Ordinance would appear to be both more practical and more

20	equitable.

21

22	IV

23	The court is well aware of the potential hardships that

24	the Contempo Marin tenants will face if the Ordinance is

25	immediately enjoined in full. The court emphasizes that it has

26	considerable discretion in crafting a final injunction and has

27	attempted to do so in a manner that vindicates MHC’s constitutional

28

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1	interests without undue hardship to current Contempo Marin

2	residents.

3	Accordingly, the court DENIES the Homeowners

4	Association’s and the City’s motions for a stay of the January 29,

5	2008 order (Doc ##561, 576) and will enter judgment accordingly.

6	MHC is DIRECTED to submit a proposed form of judgment whereby

7	enforcement of the Ordinance is enjoined as to pad lessees of

8	Contempo Marin who come into possession after the date of judgment

9	so that all current Contempo Marin pad lessees shall be allowed to

10	continue their leases at rents regulated by the Ordinance. When a

11	current Contempo Marin pad lessee transfers his leasehold to a new

12	resident upon the sale of the accompanying mobilehome, the

13	Ordinance shall be enjoined as to the next resident and any future

14	resident. The Ordinance shall be enjoined as to all residents ten

15	years from entry of judgment. No bond shall be required.

16

17	IT IS SO ORDERED.

18

19

20	VAUGHN R WALKER
United States District Chief Judge

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